                                                                    EXHIBIT 12.1




OPTEL, INC.
DEFICIENCY OF EARNINGS TO FIXED CHARGES


                                                            Period from
                                                           April 20, 1993
                                                             (Date of                      Eight Month
                                                            Inception) to   Year Ended     Period Ended    Year Ended    Year Ended
                                                             December 31,   December 31,    August 31,     August 31,    August 31,
                                                           ------------------------------------------------------------------------
                                                                1993           1994             1995          1996          1997
                                                                ----           ----             ----          ----          ----


Loss before income taxes                                   $        (307)  $    (7,944)   $    (10,630)   $    (18,430) $   (48,535)
Plus: fixed charges before capitalized interest                        3           114           1,473           6,402       32,335
                                                           ------------------------------------------------------------------------
   Total loss                                              $        (304)  $    (7,830)   $     (9,157)   $    (12,028) $   (16,200)
                                                           ========================================================================

Fixed charges
   Financial expenses (per financial statements)           $           3   $        76    $      1,268    $      5,999  $    31,414
   Interest factor of rental expense of operating leases            -               38             205             403          921
                                                           ------------------------------------------------------------------------
   Total fixed charges before capitalized interest                     3           114           1,473           6,402       32,335
   Capitalized interest                                             -              -               -             1,850        2,256
                                                           ------------------------------------------------------------------------
   Total fixed charges                                     $           3   $       114    $      1,473    $      8,252  $    34,591
                                                           ========================================================================

Deficiency of earnings to fixed charges                    $         307   $     7,944    $     10,630    $     20,280  $    50,791
                                                           ========================================================================

Operating lease expense per financial statements           $        -      $       113    $        616    $      1,208  $     2,763
                                                           ========================================================================


                                                                    Nine Month     Nine Month
                                                                   Period Ended   Period Ended
                                                                     May 31,         May 31,
                                                                  -----------------------------
                                                                       1997           1998
                                                                       ----           ----
Loss before income taxes                                          $    (31,668)   $    (48,232)
Plus: fixed charges before capitalized interest                         17,638          36,843
                                                                  -----------------------------
   Total loss                                                     $    (14,030)   $    (11,389)
                                                                  =============================

Fixed charges
   Financial expenses (per financial statements)                  $     16,980    $     35,916
   Interest factor of rental expense of operating leases                   658             927
                                                                  -----------------------------
   Total fixed charges before capitalized interest                      17,638          36,843
   Capitalized interest                                                  1,514           2,151
                                                                  -----------------------------
   Total fixed charges                                            $     19,152    $     38,994
                                                                  =============================
                                                                  $     33,182    $     50,383
Deficiency of earnings to fixed charges                           =============================

Operating lease expense per financial statements                  $      1,973    $      2,782
                                                                  =============================